AST Moderate Asset Allocation Portfolio

(formerly AST CLS Moderate Asset Allocation Portfolio)

Recently we sent you proxy material regarding the Special Meeting of Shareholders that was originally scheduled for December 10, 2012.  The meeting has been adjourned to JANUARY 3, 2013. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible.

Voting is very important for your investment and the operation of the Fund. Please vote now to be sure your vote is received in time for the January 3, 2013 Special Meeting of Shareholders

The Fund has made it very easy for you to vote. Choose one of the following methods:

•    Log on to the website listed on your proxy card; enter your control number located on your proxy card, and vote by following the on screen prompts.

•    Call the toll-free touchtone voting number listed on your proxy card with your control number located on your proxy card and follow the touchtone prompts.

Voting takes only a few minutes.

PLEASE VOTE TODAY.

(If you have recently voted, thank you, and please disregard this notice.)